Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                         ACI Telecentrics, Incorporated
             (Exact Name of Registrant as Specified in its Charter)


       Minnesota                                                 41-1572571
 (State or Other Juris-                                       (I.R.S. Employer
diction of Incorporation                                  Identification Number)
   or Organization)


                        3100 West Lake Street, Suite 300
                          Minneapolis, Minnesota 55416
              (Address of Principal Executive Office and Zip Code)



                             1996 Stock Option Plan
                            (Full Title of the Plan)


                                  Russ Jackson
                         ACI Telecentrics, Incorporated
                        3100 West Lake Street, Suite 300
                          Minneapolis, Minnesota 55416
                                 (612) 928-4766
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

                                John A. Satorius
                            Fredrikson & Byron, P.A.
                       900 Second Avenue South, Suite 1100
                          Minneapolis, Minnesota 55402



                         CALCULATION OF REGISTRATION FEE

======================== ====================== ====================== ====================== ======================
                                                                             Proposed
                                                  Proposed Maximum            Maximum
  Title of Securities        Amount to be          Offering Price            Aggregate              Amount of
   to be Registered          Registered(1)          Per Share(2)         Offering Price(2)      Registration Fee
======================== ====================== ====================== ====================== ======================
  Options to Purchase
Common Stock under the
         Plan                 Indefinite               $ 0.00                 $ 0.00                 $ 0.00

 Common Stock issuable
   upon exercise of
 options granted under
       the Plan
                            570,000 shares             $1.875               $1,068,750               $282.15
        TOTAL:
                                                                                                     $282.15
======================== ====================== ====================== ====================== ======================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the bid and asked prices of the Registrant's Common Stock on August 2, 2000.

         The purpose of this Registration Statement is to register additional shares for issuance under the Registrant's 1996 Stock Option Plan. The contents of the Registrant's Registration Statement on Form S-8, Reg.
No. 33-17281, are incorporated herein by reference.



                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 31st day of July, 2000.


                                  ACI Telecentrics, Incorporated
                                  (the "Registrant")



                                  By       /s/ Rick N. Diamond
                                     Rick N. Diamond, Chief Executive Officer
                                     and Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                               (Power of Attorney)

         Each of the undersigned constitutes and appoints Rick N. Diamond and Gary B. Cohen his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of ACI Telecentrics, Incorporated relating to the Company's 1996 Stock Option Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Signature                             Title                     Date


/s/ Rick N. Diamond           Director, Chief Executive          July 31, 2000
Rick N. Diamond               Officer and Secretary


/s/ Gary B. Cohen             Director and President             July 31, 2000
Gary B. Cohen


/s/ Russ Jackson              Chief Financial Officer            July 31, 2000
Russ Jackson


/s/ Seymour Levy              Director                           July 31, 2000
Seymour Levy


/s/ Douglas W. Franchot       Director                           July 31, 2000
Douglas W. Franchot


/s/ Philip T. Levin           Director                            July 31, 2000
Phillip T. Levin


/s/ Thomas F. Madison         Director                           July 31, 2000
Thomas F. Madison

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




             ------------------------------------------------------

                         ACI Telecentrics, Incorporated
             ------------------------------------------------------


                         Form S-8 Registration Statement
             ------------------------------------------------------

                           E X H I B I T   I N D E X
             ------------------------------------------------------





                                                                      Page No.
Exhibit
Number                         Exhibit Description
        -------------------------------------------------------
        Opinion and Consent of counsel re securities
5             under the Plan...................................            5
23.1    Consent of counsel.....................................   See Exhibit 5
23.2    Independent Auditors' Consent..........................            7
24      Power of attorney.....................................See signature page